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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


                    Date of Report:            May 17, 2000



                           VIDEO DISPLAY CORPORATION
                Exact name of Registrant as Specified in Charter



        Georgia                        0-13394                  58-1217564
(State of Incorporation)         (Commission File No.)    (IRS Employer ID No.)



              1868 Tucker Industrial Drive, Tucker, Georgia 30084 Address of principal executive offices including zip code



                Registrant's Telephone Number:    (770) 938-2080
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Item 2 - ACQUISITIONS OR DISPOSITION OF ASSETS

On May 2, 2000, Video Display Corporation acquired the common stock of Lexel Imaging Systems, Inc. ("Lexel") of Lexington, Kentucky as of an effective date of March 31, 2000.

The aggregate consideration consists of $3,000,000 in cash, which was funded through debt with the Company's primary lender. The debt bears interest at a rate of 2.50% over LIBOR. The note is for 120 days and is unsecured but guaranteed by an officer of the corporation. It is anticipated that the note will be rolled into the Company's line of credit at time of renewal.

Lexel and its officers and directors are unrelated to Video Display Corporation. Lexel has developed specialized processes used in the manufacture of a wide range of monochrome CRTs for commercial and military programs.


Item 7 - FINANCIAL STATEMENTS PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial statements of business acquired:

Financial statements prepared in accordance with Regulation S-X and required to be filed pursuant to this section are not available at this time. Such financial statements will be filed by Video Display Corporation as soon as practical by an amended Current Report on Form 8-K which will be filed within 60 days after the filing of this Current Report on Form 8-K.

(b)  Proforma financial information:

At this time it is impractical to provide Proforma financial information as required pursuant to Article 11 of Regulation S-X. Proforma financial information will be filed by Video Display Corporation as soon as practical by an amended Current Report on Form 8-K which will be filed within 60 days after the filing of this Current Report on Form-K.

(c)  Exhibits:

The purchase agreement between Lexel and Video Display Corporation was not available for electronic filing and will be attached to the amended Current Report on Form 8-K when such report is filed within 60 days after filing this Current Report on Form 8-K.


                                        By: /s/  Carol D. Franklin
                                           ---------------------------
                                           Carol D. Franklin
                                           Chief Financial Officer


Date:    May 17, 2000